Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-282837) pertaining to the 2021 Stock Option and Grant Plan, 2024 Stock Option and Incentive Plan and 2024 Employee Stock Purchase Plan of Septerna, Inc., and
(2)
Registration Statement (Form S-8 No.333-286152) pertaining to the 2024 Stock Option and Incentive Plan of Septerna, Inc.;

of our report dated March 9, 2026, with respect to the financial statements of Septerna, Inc. included in this Annual Report (Form 10-K) of Septerna, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Mateo, California

March 9, 2026